SUB-ITEM 77H







The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2017 but held below that threshold as of February 28, 2017:







Fund Shareholder

Climate Change Fund

Thomas R. Hancock and Catherine A. Fullerton

Climate Change Fund

R. Jeremy Grantham

International Small Companies Fund

SEI Private Trust Co c/o Compass Bank ID592
FBO 18408-02 U of Az Fdn-Endowment Mutual Funds

U.S. Equity Allocation Fund

GMO Global Equity Allocation Fund





















The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period
February 28, 2017 through August 31,2017:







Fund Shareholder






Emerging Countries Fund

GMO Emerging Markets Series Fund
*(Formerly GMO Emerging Countries Series Fund)

Foreign Fund

Northern Trust as Custodian FBO Baylor College of Medicine A/C#44-67311

Foreign Small Companies Fund

Merck & Co., Inc. Master Retirement Trust

International Small Companies Fund

Anne Arundel County Retirement
& PensionSystem/Anne Arundel County, MD